Exhibit 99.1

TRUGOLF, INC

FINANCIAL STATEMENTS

DECEMBER 31, 2023 and 2022

1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of TruGolf, Inc

Opinion on the Financial Statements

We have audited the accompanying balance sheet of TruGolf, Inc (the Company) as of December 31, 2023, and the related statements of operations, comprehensive loss, stockholders’ deficit, and cash flows for the year then ended December 31, 2023, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023, and the results of its operations and its cash flows for the year then ended December 31, 2023, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Haynie & Company

We have served as the Company’s auditor since 2024.
Salt Lake City, Utah
April 17, 2024

2

Report of Independent Registered Public Accounting Firm

To the Board of Directors of

TruGolf, Inc.

Centerville, Utah

Opinion on the Financial Statements

We have audited the accompanying balance sheet of TruGolf, Inc. (the “Company”) at December 31, 2022, and the related statements of operations, changes in stockholders’ deficit, and cash flows for the year ended December 31, 2022, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2022, and the results of its operations and its cash flows for the year ended December 31, 2022, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ CohnReznick LLP

CohnReznick LLP

We have served as the Company’s auditor since 2022 (such date takes into account the acquisition of certain people and assets of Daszkal Bolton LLP by CohnReznick LLP effective March 1, 2023)

Boca Raton, Florida

July 31, 2023

3

TRUGOLF, INC.

BALANCE SHEETS

AS OF DECEMBER 31, 2023 and 2022

	2023	2022
ASSETS
Current assets:
Cash and cash equivalents	$3,297,564	$9,656,266
Restricted cash	2,100,000	-
Marketable investment securities	2,478,953	-
Accounts receivable, net	2,398,872	1,744,637
Inventory, net	2,119,084	2,121,480
Prepaid expenses	262,133	147,748
Other current assets	-	17,840
Total current assets	12,656,606	13,687,971

Property and equipment, net	234,308	165,536
Right-of-use assets	972,663	732,877
Other long-term assets	1,905,983	-

Total assets	$15,769,560	$14,586,384

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$2,059,771	$1,463,337
Customer deposits	1,704,224	2,712,520
Notes payable, current portion	9,425	105,213
Notes payable to related parties, current portion	1,237,000	937,000
Line of credit, bank	802,738	545,625
Margin line of credit account	1,980,937	-
Convertible notes payable	954,622	578,481
Accrued interest	459,872	92,552
Accrued and other current liabilities	1,125,495	750,676
Lease liability, current portion	334,255	224,159
Total current liabilities	10,668,339	7,409,563

Non-current liabilities:
Notes payable, net of current portion	2,402,783	288,618
Note payables to related parties, net of current portion	861,000	1,148,000
Dividend notes payable	4,023,923	7,660,784
Gross sales royalty payable	1,000,000	1,000,000
Lease liability, net of current portion	668,228	510,178
Other liabilities	63,015	-
Total liabilities	19,687,288	18,017,143

Stockholders’ deficit:
Preferred stock, $0.01 par value, 10 million shares authorized; zero shares issued and outstanding as of December 31, 2023 and December 31, 2022, respectively	-	-
Common stock, $0.01 par value, 190 million shares authorized; 13,098 and 11,308 shares issued and outstanding as of December 31, 2023 and December 31, 2022, respectively.	120	100
Treasury stock at cost, 4,692 shares of common stock held at December 31, 2023 and December 31, 2022, respectively	(2,037,000)	(2,037,000)
Additional paid-in capital	10,479,738	681,956
Accumulated other comprehensive loss	(1,662)	-
Accumulated losses	(12,358,924)	(2,075,815)
Total stockholders’ deficit	(3,917,728)	(3,430,759)

Total liabilities and stockholders’ deficit	$15,769,560	$14,586,384

The accompanying notes are an integral part of these financial statements.

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TRUGOLF, INC.

STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2023 and 2022

	2023	2022

Revenues, net	$20,583,851	$20,227,331
Cost of revenues	(7,825,768)	(7,018,378)
Gross profit	12,758,083	13,208,953

Operating expenses:
Royalties	709,640	550,963
Salaries, wages and benefits	9,681,323	6,973,227
Selling, general and administrative	11,027,332	4,952,381
Total operating expenses	21,418,295	12,476,571

(Loss) income from operations	(8,660,212)	732,382

Other (expenses) income:
Interest income	108,011	-
Interest expense	(1,730,908)	(1,589,223)
Loss on investment	-	(100,000)
Total other expense	(1,622,897)	(1,689,223)
Loss from operations before income taxes	(10,283,109)	(956,841)

Provision for income taxes	-	-
Net loss	(10,283,109)	(956,841)

Basic and diluted net loss per share attributable to common stockholders	$(857.35)	$(84.62)

Basic and diluted weighted average common shares	11,994	11,308

The accompanying notes are an integral part of these financial statements.

5

TRUGOLF, INC.

STATEMENTS OF COMPREHENSIVE LOSS

FOR THE YEARS ENDED DECEMBER 31, 2023 and 2022

	2023	2022

Net loss	$(10,283,109)	$(956,841)

Other comprehensive income:

Unrealized loss in fair value of short-term investments	(1,662)	-

Comprehensive loss	$(10,284,771)	$(956,841)

The accompanying notes are an integral part of these financial statements.

6

TRUGOLF, INC.

STATEMENTS OF STOCKHOLDERS’ DEFICIT

FOR THE YEARS ENDED DECEMBER 31, 2023 and 2022

	Preferred Stock		Common Stock		Treasury Stock		Additional	Accumulated Other Comprehensive	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Paid-in Capital	Loss	Losses	Deficit

Balance, December 31, 2021	-	$-	11,308	$100	(4,692)	$(2,037,000)	$-	$-	$(1,118,974)	$(3,155,874)

Fair value of warrants granted							681,956			681,956

Net loss	-	-	-	-	-	-	-	-	(956,841)	(956,841)

Balance, December 31, 2022	-	$-	11,308	$100	(4,692)	$(2,037,000)	$681,956	$-	$(2,075,815)	$(3,430,759)

Issuance of common stock to consultants for services	-	-	821	9	-	-	4,493,324	-	-	4,493,333

Issuance of common stock to employees for services	-	-	252	3	-	-	1,379,193	-	-	1,379,196

Issuance of common stock for conversion of dividend payable	-	-	717	8	-	-	3.925.265	-	-	3,925,273

Unrealized loss in fair value of short-term investments	-	-	-	-	-	-	-	(1,662)	-	(1,662)

Net loss	-	-	-	-		-	-		(10,283,109)	(10,283,109)

Balance, December 31, 2023	-	$-	13,098	$120	(4,692)	$(2,037,000)	$10,479,738	$(1,662)	$(12,358,924)	$(3,917,728)

The accompanying notes are an integral part of these financial statements.

7

TRUGOLF, INC.

STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2023 and 2022

	2023	2022
Cash flows from operating activities:
Net loss	$(10,283,109)	$(956,841)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization expense	58,641	60,667
Amortization of convertible notes original issue discount	97,111	240,048
Amortization of right-of-use asset	298,208	165,535
Fair value of warrants in excess of fair value of debt	93,530	445,032
Bad debt expense	681,479	-
Loss on equity investment	-	100,000
Stock issued for services	5,872,529	-
Changes in operating assets and liabilities:
Marketable investment securities	12,530	-
Accounts receivable, net	(1,335,714)	(244,355)
Inventory, net	2,396	(265,615)
Prepaid expenses	(114,385)	210,335
Other current assets	17,840	(140)
Other assets	(1,905,983)	-
Accounts payable	596,434	786,084
Customer deposits	(1,008,296)	118,172
Accrued interest payable	615,582	92,552
Accrued and other current liabilities	374,819	208,515
Other liabilities	63,015	-
Lease liability	(269,848)	(168,110)
Net cash (used in) provided by operating activities	(6,133,221)	791,879

Cash flows from investing activities:
Purchase of property and equipment	(127,413)	(41,430)
Purchase of short-term investments	(2,493,145)	-
Net cash used in investing activities	(2,620,558)	(41,430)

Cash flows from financing activities:
Proceeds from line of credit	1,980,937	-
Proceeds from notes payable	2,433,059	-
Repayments of notes payable	(107,569)	(125,511)
Repayments of notes payable - related party	(37,000)	(287,000)
Proceeds from convertible notes	185,500	575,357
Repayment of line of credit
Dividends paid	40,150	(1,965,706)
Net cash provided by (used in) financing activities	4,495,077	(1,802,860)

Net change in cash, cash equivalents, and restricted cash	(4,258,702)	(1,052,411)

Cash, cash equivalents, and restricted cash, beginning of period	9,656,266	10,708,677

Cash, cash equivalents and restricted cash, end of period	$5,397,564	$9,656,266

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	$1,115,332	$602,255
Conversion of dividend noted payable and accrued interest	$3.925,273	-
Conversion of note payable to line of credit	$257,113	-
Warehouse lease	$537,994	-

The accompanying notes are an integral part of these financial statements.

8

TRUGOLF INC.

NOTES TO FINANCIAL STATEMENTS

1.	ORGANIZATION AND NATURE OF OPERATIONS

For over 40 years, TruGolf, Incorporated (or “the Company”, “we”, “us”, or “our”) has been creating indoor golf software and hardware and are focused on both the residential and commercial golf simulation industries. We design, develop, manufacture and sell golf simulators for residential and commercial applications. We offer portable, professional, commercial and custom simulators. In addition, to bundling our software with our simulators, we offer our E6 Connect software and gaming software on a standalone basis. We have leveraged the power of our hardware and software platform to create a collection of multi-sport games including football, soccer, soccer golf, frisbee golf, zombie dodgeball, and cowboy target practice.

As described in Note 20 – Subsequent Events, on January 31, 2024, subsequent to the fiscal year ended December 31, 2023, we completed the previously announced business combination pursuant to the terms of the Business Combination Agreement, dated as of July 21, 2023, which provided for, among other things with TruGolf Nevada being the surviving corporation of the merger and having become a direct, wholly owned subsidiary of Deep Medicine Acquisition Corp. (“DMAC”), a Delaware corporation and our predecessor company (“DMAQ”) as a consequence of the merger (together with the other transactions contemplated by the Business Combination Agreement). In connection with the consummation of the Business Combination, DMAQ changed its name to TruGolf Holdings, Inc. TruGolf Holdings, Inc.’s Class A common stock commenced trading on The Nasdaq Capital Market LLC under the ticker symbol “TRUG” on February 1, 2024.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

We prepare our financial statements in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

The Company’s financial statements are prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of obligations in the normal course of business. Continuation as a going concern is dependent upon continued operations of the Company, which in turn is dependent upon the Company’s ability to meets its financial requirements, raise additional capital, and the success of its future operations.

Under the rules of ASC Subtopic 205-40 “Presentation of Financial Statements-Going Concern” (“ASC 205-40”), the Company is required to evaluate whether conditions and/or events raise substantial doubt about its ability to meet its future financial obligations as they become due within one year after the date that these interim financial statements are issued or available to be issued. This evaluation takes into account the Company’s current available cash and projected cash needs over the one-year evaluation period but may not consider things beyond its control.

In 2022 and prior years, the Company has reported operating income and positive operating cash flows. However, for 2023, the Company has experienced operating losses due primarily to expensing consulting fees and issuing common stock associated with the services provided by third-party consultants related to the propose DMAC business combination (See Note 20 – Subsequent Events), used cash from operations, and relied on the capital raised from related parties and institutional financing to continue ongoing operations. We may or may not be able to raise additional capital or obtain additional institutional financing due to future economic conditions. In particular, the lending criteria are currently tightening in the United States, and we have experienced a decline in demand for our products, which are in the category of “lifestyle purchases”. These factors, when considered in the aggregate, raise substantial doubt about the Company’s ability to continue as a going concern within one year of the date these financial statements are issued. In response to these conditions, the Company’s management has prepared the following financing plan, which we believe mitigates the going concern uncertainty:

We project that we will be able to meet our debt service and other cash obligations for at least the next 12 months. Our significant projected cash commitments relate primarily to debt service and operating expenses. We anticipate the cash required to service our debt to be between $900,000 to $2,300,000. The $2,300,000 assumes (1) the convertible notes are retired by cash payment rather than conversion into our stock at maturity and (2) the note payable – ARJ Trust (See Note 10 – Related Party Notes Payable) are retired at maturity. These notes are controlled by the Company’s Chief Executive Officer and have historically been extended (13 times) in one-year increments. The Morgan Stanley margin line of credit account is 100 percent secured with the short-term investments held in the brokerage account. The Morgan Stanley margin line of credit account would be retired through liquidation of the investments. At December 31, 2023, the Company had an additional $341,544 in availability on the Morgan Stanely margin line of credit account.

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Our significant projected cash requirements related primarily to operating expenses for the next 12 months include $7,000,000 to $8,000,000 for employees’ salaries, wages and benefits, $950,000 to $1,200,000 for installation and customers service, and $1,000,000 to $1,200,000 for development of software and hardware. For the year ending December 31, 2023, we spent an average of six percent of total sales on our marketing and business development efforts. For the next twelve months (through December 2024), we anticipate spending seven to nine percent of total projected sales, or $2,100,000 to $2,700,000 on marketing and business development. Upon closing the business combination, we anticipate our marketing and business development spend to be closer to fifteen percent and as high as twenty percent. Due to the timing of our sales and cash receipts, we project to generate sufficient recurring cash flow to cover our selling, general and administrative expenses each period. No assurances can be given that the results anticipated by our projections will occur. With respect to long-term liquidity requirements, approximately $7,400,000 of our debt matures in years 2025 to 2033.

In the event the projected results do not occur, we may have to significantly delay, scale back or discontinue the development and commercialization of one or more product offerings and other strategic initiatives. Additionally, we would reduce the number of new hires planned in 2024, and implement cost reduction measures such as a reduction in headcount, reducing the planned sales and marketing expense among other cost reduction measures. We may also issue common stock to potential investors to increase our liquidity.

Management believes the plan outlined above provides an opportunity for the Company to continue as a going concern.

Use of Estimates

We prepare our financial statements in accordance with accounting principles generally accepted in the United States of America. The application of many accounting principles requires us to make assumptions, estimates and/or judgments that affect the reported amounts of assets, liabilities, revenues and expenses in our financial statements. We base our estimates and judgments on historical experience and other assumptions that we believe are reasonable under the circumstances. These assumptions, estimates and/or judgments, however, are often subjective and they and our actual results may change based on changing circumstances or changes in our analyses. If actual amounts are ultimately different from our estimates, the revisions are included in our results of operations for the period in which the actual amounts first become known. Estimates and assumptions include collectability of our accounts receivable, net realizable value of our inventory and valuation of warrants.

Revenue Recognition

We recognize revenue in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) standards - Topic 606 “Revenue from Contracts with Customers” (“Topic 606”). When entering into contracts with our customers, we review the following five steps of Topic 606:

i.	Identify the contract with the customer.
ii.	Identify the performance obligation.
iii.	Determine the transaction price.
iv.	Allocate the transaction price to the performance obligation.
v.	Evaluate the satisfaction of the performance obligation.

We account for contracts, with our customers, when we have approval and commitment from both parties, the rights of the parties are identified, payment terms are established, the contract has commercial substance and collectability of consideration is probable.

Under Topic 606, we recognize revenue only when we satisfy a performance obligation by transferring a promised good or service to our customer and completion of all performance obligations. A good or service is considered transferred when the customer obtains control. The standard defines control as an entity’s ability to direct the use of, and obtain substantially all of the remaining benefits from, an asset. We recognize revenue once control has passed to the customer. The following indicators are evaluated in determining when control has passed to the customer:

i.	We have a right to a payment for the product or service.

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ii.	The customer has legal title to the product.
iii.	We have transferred physical possession of the product to the customer.
iv.	The customer has the risk and rewards of ownership of the product.
v.	The customer has accepted the product.

Revenue Recognition for Golf Simulators. Revenues from the sale of golf simulators are recognized with the selling price to the customer recorded as revenues and the acquisition cost of the product recorded as cost of revenues. We recognize revenue from these transactions when control has passed to the customer and the performance obligations have been satisfied. Control is considered to have passed to the customer when the simulators has been delivered, installed and accepted by the customer. Golf simulators are bundled and are comprised of both hardware and a software license (for the software to operate the simulator). Our simulator contracts with customers generally do not include multiple performance obligations.

Revenue Recognition for Content Software Subscriptions. The Company offers content software subscriptions for one and twelve months. We recognize revenue from these transactions when control has passed to the customer and the performance obligations have been satisfied. Control is considered to have passed to the customer when the software license has been delivered and accepted by the customer. The content software subscription revenue is recognized over the term of the contract.

Fair Value of Financial Instruments

Fair value is defined as the amount that would be received for selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The Financial Accounting Standards Board (“FASB”) fair value measurement guidance established a fair value hierarchy that prioritizes the inputs used to measure fair value. The three broad levels of the fair value hierarchy are as follows:

Level 1 –	Quoted prices (unadjusted) in active markets for identical assets or liabilities,
Level 2 –	Quoted prices for similar assets and liabilities in active markets or inputs that are observable for the asset or liability, either directly or indirectly,
Level 3 –	Unobservable inputs for which little or no market data exists, therefore requiring a company to develop its own assumptions.

Assets and liabilities are classified based on the lowest level of input that is significant to the fair value measurements. We review the fair value hierarchy classification on a quarterly basis. Changes in the observable inputs may result in a reclassification of assets and liabilities within the three levels of the hierarchy outlined above.

The carrying amounts of certain financial instruments, such as cash and cash equivalents, accounts receivable, accounts payable, and derivative liability approximate fair value due to their relatively short maturities. The following table shows the Company’s cash, cash equivalents, restricted cash and marketable investment securities by significant investment category as of December 31, 2023 (As of December 31, 2022, there were no marketable investment securities):

	Adjusted Cost	Allowance for Credit Losses	Total Unrealized Gains / (Losses)				Marketable Investment Securities
Cash (including restricted cash)	$5,342,348		$		$5,342,348	$5,342,348	$-
Level 1:							-
Money market funds	55,216	-		-	55,216	55,216
Subtotal	5,397,564	-		-	5,397,564	5,397,564	-
Level 2:
Corporate fixed income securities	449,819	-		2,863	452,682	-	452,682
U.S. treasury securities	2,030,796	-		(4,525)	2,026,271	-	2,026,271
Subtotal	2,480,615	-		(1,662)	2,478,953	-	2,478,953
Total	$7,878,179	-		$(1,662)	$7,876,517	$5,397,564	$2,478,953

	December 31, 2023
	Adjusted Cost	Fair Value
Convertible notes payable (Level 3)	$954,622	$954,622

	December 31, 2022
	Adjusted Cost	Fair Value
Convertible notes payable (Level 3)	$578,481	$578,481

For our Level 3 unobservable inputs, we calculate a discount rate based on the U.S. prime rate of 10.00% and 7.75% as of December 31, 2023, and 2022, respectively.

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Cash, Cash Equivalents and Restricted Cash

Cash primarily consists of cash, demand and savings deposits which are highly liquid. The Company considers highly liquid investments that are readily convertible to known amounts of cash and with original maturities from the date of purchase of three months or less to be cash equivalents. Restricted cash is balance pledged to a financial institution as collateral for a $2 million line of credit. See Note 11 – Lines of Credit. The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. As of December 31, 2023 and 2022, the amount in excess of federally insured limits was $4,251,124 and $9,198,618, respectively.

Marketable Investment Securities

The Company’s marketable investment securities are comprised of investments in corporate fixed income securities and U.S. Treasury securities. The Company designates investments in debt securities as available-for-sale. Available-for-sale debt securities with original maturities of three months or less from the date of purchase are classified within cash and cash equivalents. Available-for-sale debt securities are reported at fair value with the related unrealized gains and losses included in accumulated other comprehensive income (loss), a component of stockholders’ equity, net of tax. Realized gains and losses on the sale of marketable securities are determined using the average cost method on a first-in, first-out basis and recorded in total other income (expense), net in the statements of operations and comprehensive loss.

The available-for-sale debt securities are subject to a periodic impairment review. For investments in an unrealized loss position, the Company writes down the amortized cost basis of the investment if it is more likely than not that the Company will be required or will intend to sell the investment before recovery of its amortized cost basis. For investments not likely to be sold before recovery of the amortized cost basis, the Company determines whether a credit loss exists by considering information about the collectability of the instrument, current market conditions, and reasonable and supportable forecasts of economic conditions. The Company recognizes an allowance for credit losses up to the amount of the unrealized loss when appropriate. Allowances for credit losses and write-downs are recognized in total other income (expense), net, and unrealized losses not related to credit losses are recognized in accumulated other comprehensive loss. There are no allowances for credit losses recorded for the periods presented.

Accounts Receivable, net

We manage credit risk associated with our accounts receivables at the customer level. Because the same customers typically generate the revenues that are accounted for under both Accounting Standards Codification Topic 606, Revenue from Contracts with Customers (Topic 606) and Accounting Standards Codification Topic 326, Credit Losses (Topic 326)., the discussions below on credit risk and our allowances for doubtful accounts address our total revenues from Topic 606 and Topic 326.

We believe the concentration of credit risk, with respect to our receivables, is limited because our customer base is comprised of a number of geographically diverse customers. We manage credit risk through credit approvals and other monitoring procedures.

Pursuant to Topic 326 for our accounts receivables, we maintain an allowance for doubtful accounts that reflects our estimate of our expected credit losses. Our allowance is estimated using a loss rate model based on delinquency. The estimated loss rate is based on our historical experience with specific customers, our understanding of our current economic circumstances, reasonable and supportable forecasts, and our own judgment as to the likelihood of ultimate payment based upon available data. We believe our credit risk is somewhat mitigated by our geographically diverse customer base and our credit evaluation procedures. The actual rate of future credit losses, however, may not be similar to past experience. Our estimate of doubtful accounts could change based on changing circumstances, including changes in the economy or in the particular circumstances of individual customers. Accordingly, we may be required to increase or decrease our allowance for doubtful accounts. Based on management’s evaluation, there is a balance in the allowance for doubtful accounts of $1,227,135 and $527,136 as of December 31, 2023, and 2022, respectively.

Inventory, net

All of our inventory consists of raw materials and are valued at the lower of historic cost or net realizable value; where net realizable value is considered to be the estimated selling price in the ordinary course of business, less reasonably predictable cost of completion, disposal and transportation. Historic inventory costs are calculated on an average or specific cost basis. The Company records inventory write-downs for excess or obsolete inventories based upon assumptions on current and future demand forecasts. As of December 31, 2023, and 2022, the Company had $429,050 and $304,050, respectively, reserved for obsolete inventory.

Property and Equipment, net

Our property and equipment are recorded at cost and depreciated using the straight-line over the estimated useful lives. Ordinary repair and maintenance costs are included in sales, general and administrative (“SG&A”) expenses on our statements of operations. However, expenditures for additions or improvements that significantly extend the useful life of the asset are capitalized in the period incurred. At the time assets are sold or disposed of, the cost and accumulated depreciation are removed from their respective accounts and the related gains or losses are reflected in the statements of operations in gains from sales of property and equipment, net.

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We periodically evaluate the appropriateness of remaining depreciable lives assigned to property and equipment. Depreciation expense for the years ended December 31, 2023, and 2022 were $58,641 and $60,667, respectively. Generally, we assign the following estimated useful lives to these categories:

Category	Estimated Useful Life
Software and computer equipment	3 to 10 years
Furniture and fixtures	3 to 15 years
Vehicles	5 years
Equipment	5 to 10 years

Impairment of Long-lived Assets

Our long-lived assets principally consist of property and equipment and right-of-use assets. We review, on a regular basis, our long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. In reviewing for impairment, the carrying value of such assets is compared to the estimated undiscounted future cash flows expected from the use of the assets and their eventual disposition. If such cash flows are not sufficient to support the asset’s recorded value, an impairment charge is recognized to reduce the carrying value of the asset to its estimated fair value. The determination of future cash flows as well as the estimated fair value of long-lived and intangible assets involves significant estimates and judgment on the part of management. Our estimates and assumptions may prove to be inaccurate due to factors such as changes in economic conditions, changes in our business prospects or other changing circumstances. Based on our most recently completed reviews, there were no indications of impairment associated with our long-lived assets.

Leases

Our lease portfolio is substantially comprised of operating leases related to leases for our corporate headquarters and warehouse.

We determine whether an arrangement is a lease at the inception of the arrangement based on the terms and conditions in the contract. A contract contains a lease if there is an identified asset, and we have the right to control the asset for a period of time in exchange for consideration. Lease arrangements can take several forms. Some arrangements are clearly within the scope of lease accounting, such as a real estate contract that provides an explicit contractual right to use a building for a specified period of time in exchange for consideration. However, the right to use an asset can also be conveyed through arrangements that are not leases in form, such as leases embedded within service and supply contracts. We analyze all arrangements with potential embedded leases to determine if an identified asset is present, if substantive substitution rights are present, and if the arrangement provides the customer control of the asset.

Operating lease right-of-use (“ROU”) assets represent our right to use an individual asset for the lease term and lease liabilities represent our obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities are recognized at the commencement date based on the present value of lease payments over the lease term. As most of our leases do not provide the lessor’s implicit rate, we use our incremental borrowing rate (“IBR”) at the commencement date in determining the present value of lease payments by utilizing a fully collateralized rate for a fully amortizing loan with the same term as the lease.

Lease terms include options to extend the lease when it is reasonably certain those options will be exercised. For leases with terms greater than 12 months, we record the related asset and obligation at the present value of lease payments over the term. Our leases can include rental escalation clauses, renewal options and/or termination options that are factored into our determination of lease payments when such renewal options and/or termination options are reasonably certain of exercise.

A ROU asset is subject to the same impairment guidance as assets categorized as property and equipment. As such, any impairment loss on ROU assets is presented in the same manner as an impairment loss recognized on other long-lived assets.

A lease modification is a change to the terms and conditions of a contract that changes the scope or consideration of a lease. For example, a change to the terms and conditions to the contract that adds or terminates the right to use one or more underlying assets, or extends or shortens the contractual lease term, is a modification. Depending on facts and circumstances, a lease modification may be accounted for as either: (1) the original lease plus the lease of a separate asset(s) or (2) a modified lease. A lease will be remeasured if there are changes to the lease contract that do not give rise to a separate lease.

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Cost of Revenues

Cost of revenue includes direct materials, labor, manufacturing overhead costs and reserves for estimated warranty cost (excluding depreciation). Cost of revenue also includes charges to write down the carrying value of the inventory when it exceeds its estimated net realizable value and to provide for on-hand inventories that are either obsolete or in excess of forecasted demand. As a result of the introduction new simulator products in late 2022 and the sunsetting of older hardware models, in 2023, management reviewed the inventory and recorded an additional $721,000 in inventory write-down and an additional $125,000 in allowance for obsolescence. During 2022, the Company announced upgrades to the current simulators along with the next generation of launch monitors to be available in 2023. In 2022, management reviewed the inventory and recorded a $991,429 write down and an additional $250,000 allowance for obsolescence.

Royalties

We have royalty agreements with certain software suppliers to pay royalties based on the number of units and subscriptions sold. The royalty percentages range between 20% and 30%. During 2023 and 2022, we expensed $709,640 and $550,963, respectively, to our software resell partners.

Salaries, Wages, and Benefits

Salaries, wages and benefits are expenses earned by employees and outside contractors of the Company and are expensed as incurred. Included in salaries, wages and benefits are employer payroll taxes, health, dental and life insurance costs of $397,995 and $685,144 for the years ended December 31, 2023, and 2022, respectively. Contract labor was $1,029,412 and $895,868 for the years ended December 31, 2023, and 2022, respectively. As of December 31, 2023 and 2022, we had $326,516 and $278,565, respectively, in accrued salaries, wages and benefits.

In October 2023, The Board of Directors awarded and authorized the issuance of 126 shares each of TruGolf common stock to two executives at the estimated fair value. Accordingly, the Company recorded $1,379,196 in employee stock non-cash, compensation expense.

Selling, General and Administrative

Sales and marketing costs consist primarily of installation and customer service costs, advertising through social media platforms, the creation of promotional videos for current and new products, membership industry associations, exhibiting at trade shows and other business development activities. Sales and marketing costs are expensed as incurred. For the years ended December 31, 2023, and 2022, total sales and marketing expenses were $2,597,779 and $1,727,293, respectively.

General and administrative expenses are expensed as incurred and consist primarily of the following:

	For the years ended December 31,
	2023	2022
Stock issued to consultants for services (See Note 16 – Stockholders’ Deficit)	$4,493,333	$-
Professional fees	905,204	932,122
Bad debt	681,479	-
License and association dues	503,914	516,477
Facilities including rent and utilities	595,337	439,717
Bank and credit card processing fees	357,535	357,533
Other general corporate related expenses	892,751	2,706,532
	$8,429,553	$4,952,381

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Income Taxes

The Company, with stockholders’ consent, has elected to be taxed as an “S Corporation” under the provisions of the Internal Revenue Code and comparable state income tax law. As an S Corporation, we are generally not subject to corporate income taxes and our net income or loss is reported on the individual tax return of the stockholder of the Company. Therefore, no provision or liability for income taxes is reflected in the financial statements. Management has evaluated its tax positions and has concluded that the Company had taken no uncertain tax positions that could require adjustment or disclosure in the financial statements to comply with provisions set forth in ASC 740, “Income Taxes”.

Income (Loss) Per Share

Net income (loss) per share is provided in accordance with FASB ASC 260-10, “Earnings per Share”. Basic net income (loss) per common share (“EPS”) is computed by dividing income available to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted earnings per share is computed by dividing net income by the weighted average shares outstanding, assuming all dilutive potential common shares were issued, unless doing so is anti-dilutive. The weighted-average number of common shares outstanding for computing basic EPS for the years ended December 31, 2023 and 2022, were 11,994 and 11,308, respectively. Diluted net loss per share of common stock is the same as basic net loss per share of common stock because the effects of potentially dilutive securities are antidilutive.

Potentially dilutive securities as of December 31, 2023, included warrants to purchase 292 shares of commons stock and 140 common shares for the convertible debt. Potentially dilutive securities as of December 31, 2022, included warrants to purchase 292 shares of commons stock and 94 common shares for the convertible debt.

Recent Accounting Pronouncements Not Yet Adopted

Management has evaluated all recent accounting pronouncements issued by the Financial Accounting Standards Board (“FASB”) and determined that none of the pronouncements will have a material impact on our financial statements. We will continue to monitor the issuance of any new accounting pronouncements and assess their potential impact on the financial statements in future periods.

Concentration of Credit and Supplier Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash deposits and trade accounts receivable. Credit risk can be negatively impacted by adverse changes in the economy or by disruptions in the credit markets.

We maintain our cash deposits with established commercial banks. At times, balances may exceed federally insured limits. We have not experienced any losses in such accounts and do not believe that we are exposed to any significant credit risk associated with our cash deposits.

We believe that credit risk with respect to trade accounts receivable is somewhat mitigated by our large number of geographically diverse customers and our credit evaluation procedures. We record trade accounts receivables at sales value and establish specific reserves for certain customer accounts identified as known collection problems due to insolvency, disputes or other collection issues. The amounts of the specific reserves estimated by management are determined by a loss rate model based on delinquency. We maintain reserves for potential losses. For each of the years ended December 31, 2023, and 2022, no one customer accounted for more than 10% of our revenues.

We purchase a significant number of parts we consume in manufacturing our simulators from nationally known original equipment manufacturers, many of whom we have had over a 10 to 15 years relationship. While we do not have long-term contracts, we do issue purchase orders based on quoted prices terms. During the year ended December 31, 2023 we purchased approximately 52.9% of our assembly parts from five manufacturers. During the year ended December 31, 2022, we purchased approximately 50.0% of our assembly parts from three manufacturers. We believe that while there are alternative suppliers, for the parts and equipment, we purchase in each of the principal product categories, termination of one or more of our relationships with any of our major suppliers of equipment could have a material adverse effect on our business.

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Warrants

The fair value of the warrants is estimated on the date of issuance using the Black-Scholes option pricing model, which requires the input of subjective assumptions, including the expected term of the warrants, expected stock price volatility, and expected dividends. These estimates involve inherent uncertainties and the application of management’s judgment. Expected volatilities used in the valuation model are based on the average volatility of the comparable companies publicly traded on recognized stock exchanges. The risk-free rate for the expected term of the option is based on the United States Treasury yield curve in effect at the time of grant.

3.	ACCOUNTS RECEIVABLE, NET

Accounts receivable and allowance for doubtful accounts consisted of the following as of December 31:

	2023	2022
Trade accounts receivable	$3,458,625	$2,140,853
Other	167,383	130,920
	3,593,625	2,271,773
Less allowance for doubtful accounts	(1,227,136)	(527,136)
Total accounts receivable, net	$2,398,872	$1,744,637

Accounts receivable as of December 31, 2023, and 2022 are primarily made up of trade receivables due from customers in the ordinary course of business. Four customers accounted for more than 51.5% of the balance of accounts receivable as of December 31, 2023, and five customers accounted for 57% of the accounts receivable balance as of December 31, 2022.

4.	INVENTORY, NET

The following summarizes inventory as of December 31:

	2023	2022
Inventory – raw materials	$2,548,134	$2,425,530
Less reserve allowance for obsolescence	(429,050)	(304,050)
Inventory, net	$2,119,084	$2,121,480

5.	MARKETABLE INVESTMENT SECURITIES

In February 2023, we entered into a brokerage agreement and deposited $2,500,000. During 2023, we purchased $450,751 in corporate fixed income securities (corporate bonds) and $2,042,384 in government securities (Treasury securities). During 2023, no investments were sold nor matured. See Note 1 – Summary of Significant Accounting Policies for a discussion of our investment policies, accounting for investments and summary of fair value of financial instruments. As of December 31, 2023, the marketable investment securities consisted of the following:

Corporate fixed income securities, weighted average yield and maturity of 5.39% and 2.38 years, respectively	452,682
Government securities, weighted average yield and maturity of 4.91% and 3.25 years, respectively	2,026,271
Total marketable investment securities	$2,478,953

There were no marketable investment securities in 2022.

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6.	OTHER LONG-TERM ASSETS

The following summarizes other long-term assets as of December 31, 2023 (there were no long-term assets as of December 31, 2022):

Security deposit – Ethos Management loan	$1,875,000
Security deposits – leased facilities	30,983
Other long-term assets	$1,905,983

As discussed in Note 9 – Notes Payable and Note 20 – Subsequent Events, as a condition of funding on the Ethos Management loan, we placed a $1,875,000 security deposit as collateral for the note. Deposits related to the facility leases are generally the last month’s payments.

7.	PROPERTY AND EQUIPMENT, NET

The following summarizes property and equipment as of December 31:

	2023	2022
Software and computer equipment	$809,031	$694,560
Furniture and fixtures	230,883	217,943
Vehicles	59,545	59,545
Equipment	15,873	15,873
	1,115,332	987,921
Less accumulated depreciation	(881,024)	(822,385)
Property and equipment, net	$234,308	$165,536

Depreciation expense for the years ended December 31, 2023, and 2022, was $58,641 and $60,667, respectively.

8.	CUSTOMER DEPOSITS

Customer deposits are advance payments from customers prior to manufacturing and shipping a simulator. The prepayment amounts and timing vary depending on the product to be manufactured and delivery location. Customer deposits are included in current liabilities until the balance is applied to an order at the time of invoicing. As of December 31, 2023, and 2022, customer deposits were $1,704,224 and $2,712,520, respectively.

9.	NOTES PAYABLE

Notes payable consisted of the following as of December 31:

	2023	2022
Note payable – Ethos Management INC	$2,499,999	$-
Note payable - JPMorgan Chase	-	349,830
Note payable – Mercedes-Benz	29,149	38,017
Note payable – Zions Bank	-	5,984
	2,529,148	393,831
Less deferred loan fees – Ethos Management INC	(116,940)	-
Less current portion	(9,425)	(105,213)
Long-term portion	$2,402,783	$288,618

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Future maturities of notes payable are as follows for the years ending December 31:

2024	$9,425
2025	10,001
2026	9,723
2027	1,111,111
2028	1,111,111
Thereafter	277,777
Total	$2,529,148

The deferred loan fees are being amortized over the term of the Ethos Management note payable.

Note Payable – Ethos Management INC

In January 2023, we entered into a financing agreement with Ethos Asset Management INC (the “Ethos Asset Management Loan” or “Ethos”) in the principal amount of up to $10 million. Pursuant to the terms of the Ethos Asset Management Loan, we may draw down financing proceeds equal to $833,333 each month beginning in April 2023, up to the $10 million amount. Interest associated with the Ethos Asset Management Loan is fixed at 4% per annum and has a three-year grace period for principal and interest payments. Annual principal ($1,111,111) plus interest payments will commence in 2027 and may continue through 2034 depending on the total amount drawn on the loan. As a condition to funding, we provided Ethos Management with a $1,875,000 deposit as collateral for the note. Ethos Management informed the Company in August 2023, that unrelated to TruGolf, Ethos Management is currently undergoing a routine audit of its loan portfolio, and pending the close of the audit, borrowers may experience delays in drawing on funds when requested. See Note 20 – Subsequent Events.

Note Payable – JP Morgan Chase

In June 2021, we entered into a $500,000, 3.00% annual interest rate note payable with JPMorgan Chase Bank, N.A. (“JP Morgan”). The note matures on June 8, 2026. We make a monthly principal and interest payment in the amount of $8,994. There is no prepayment penalty if the loan is paid prior to the maturity date.

In December 2023, we entered into a one-year line of credit facility with JP Morgan. See Note 11 – Lines of Credit. The outstanding note payable balance of $257,113 was transferred to the new line of credit.

Note Payable – Mercedes-Benz

In November 2020, we entered into a $59,545, 5.90% annual interest rate note payable with Mercedes-Benz for a delivery van. The note matures on November 20, 2026, and is secured by the van. We make a monthly payment of $908.

Note Payable – Zions Bank

In April 2018, we entered into a $77,067, 6.75% annual interest rate note payable with Zion Bank, N.A. The note matures on April 16, 2023, and is guaranteed by the Company’s chief executive officer. We make a monthly payment of $1,517. The note was paid off in 2023.

10.	RELATED PARTY NOTES PAYABLE

Related party notes payable consisted of the following as of December 31:

	2023	2022
Notes payable - ARJ Trust	$650,000	$650,000
Note payable - McKettrick	1,300,000	1,250,000
Note payable - Carver	148,000	185,000
	2,098,000	2,085,000
Less current portion	(1,237,000)	(937,000)
Long-term portion	$861,000	$1,148,000

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Future maturities of related party notes payable are as follows for the years ending December 31:

2024	$1,237,000
2025	287,000
2026	287,000
2027	287,000
Total	$2,098,000

Note Payable – ARJ Trust

In December 2008, we entered into a $500,000, 8.50% annual interest rate note payable with a trust (“ARJ Trust”) indirectly controlled by the chief executive officer. We make monthly interest-only payments of $3,541. As of December 31, 2023, and 2022, the principal balance outstanding was $500,000 and accrued interest was $2,911. During 2023, the note’s maturity was extended one-year to March 31, 2024. In March 2024, the note’s maturity was extended to March 31, 2025.

In June 2010, we entered into a second $150,000, 8.50% annual interest rate note payable with the ARJ Trust. We make monthly interest-only payments of $1,063. As of December 31, 2023, and 2022, the principal balance outstanding was $150,000 and accrued interest was $873. During 2023, the note’s maturity was extended one-year to March 31, 2024. In March 2024, the note’s maturity was extended to March 31, 2025.

The trustee of the ARJ Trust is a related party to the Company’s chief executive officer.

Note Payable – McKettrick

In May 2019, we entered into a $1,750,000, zero interest rate note payable with a former shareholder to repurchase all shares in the Company. The note is payable in annual installments of $250,000 due on December 21 of each year. The note matures on December 1, 2027. There is a late fee of 5%, if not paid within 10 days of the due date. In December 2023, the shareholder agreed to extend the December 21, 2023 payment to February 1, 2024, for a $50,000 fee.

Note Payable – Carver

In January 2021, we entered into a $222,000, zero interest rate note payable with a former shareholder to repurchase all shares in the Company. The note is payable in semi- annual installments of $18,500 due on March 31 and September 30 each year and matures on October 1, 2027.

11.	LINES OF CREDIT

In December 2023, we entered into a $2,000,000 variable rate line of credit with JP Morgan Chase Bank, N.A. The purpose of the new line of credit was to consolidate the balances outstanding on both the JP Morgan Chase note payable (See Note 9 – Notes Payable) and the previous line of credit, which had matured. The line of credit matures on December 31, 2024. The line of credit has an annual interest rate computed at the Adjusted SOFR (Secured Overnight Financing Rate) Rate and at a rate of 3.00% above the SOFR Rate. The Adjusted SOFR rate means the sum of the Applicable margin (3.50% per annum) plus the SOFR rate applicable to the interest period plus the Unsecured to Secured Rate Adjustment.

The new line of credit is secured by a pledge of $2,100,000 in the Company’s deposit accounts (restricted cash) at JP Morgan Chase. As of December 31, 2023 the balance outstanding on the new line of credit was $802,738 and $1,197,262 in additional available borrowings. As of December 31, 2022, the balance outstanding on the earlier line of credit was $545,625.

During February 2023, the Company entered into a variable rate line of credit with Morgan Stanley which is secured by the marketable securities held in our brokerage account. As of December 31, 2023, the balance outstanding was $1,980,937, at a rate of 7.21%. As of December 31, 2023, there was approximately $341,544 in available borrowings.

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12.	CONVERTIBLE NOTES PAYABLE

In May 2022, we entered into two separate but identical $300,000 (total $600,000), 10.00% annual interest rate convertible notes payable (“Convertible Notes”) with two individual consultants (“Note Holder”) to assist with services including an initial public offering preparation and listing to NASDAQ or other national exchange, assist the Company and its counsel in preparing a code of conduct and employment agreements, franchise development, and valuation increase through growth among other services. The original terms of each note include a 15% original issue discount (“OID”), 292 warrants, no prepayment penalty and a maturity of February 25, 2023.

The warrants are exercisable at $4,800 per share for five years and a cashless option and a mandatory exercise over $9,600 with no prepayment penalty. The warrants are non-exercisable for one year from issuance. The valuation assumptions used in the Black-Sholes model to determine the fair value of each warrant awarded in 2022: expected stock price volatility ranged from 40.06% to 80.17%; expected term in years 5.00 with a discount for the one-year lockout period; and risk-free interest rate 2.95%.

The Note Holder has the right, at any time on or after the issuance date and prior to the maturity date, to convert all or any portion of the then outstanding and unpaid principal plus any accrued interest thereon into shares of the Company’s common stock. The per share conversion price will be convertible into shares of common stock equal to 70% multiplied by the lower of (i) the volume weighted average of the closing sales price of the common stock on the date that the Company’s listing on the NASDAQ Global Market or other national exchange (“Uplisting”) is successfully consummated or (ii) the lowest closing price for the five trading days following the date of Uplisting, not including the Uplisting day.

In the event the Company (i) makes a public announcement that it intends to be acquired by, consolidate or merge with any other corporation or entity (other than a merger in which the Company is the surviving or continuing corporation and its capital stock is unchanged) or sell or transfer all or substantially all of the assets of the Company; or (ii) any person, group or entity (including the Company) publicly announces a tender offer to purchase 50% or more of the common stock, then the conversion price will be equal to the lower of the conversion price and a 25% discount to the announced acquisition provided, that, the conversion will never be less than a price that is the lower of (iii) the closing price (as reflected on Nasdaq.com) immediately preceding the signing of these notes; or (iv) the average closing price of the Company’s common stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of these notes.

In 2022 and at the time off issuance, the Company elected to follow the relative fair value method to allocate the proceeds to the warrants, OID, and convertible notes (collectively the “Financial Instruments”). Total estimated fair value (based on an independent valuation of the business) of the Financial Instruments was $1,387,060. The pro-rata allocation of the $450,000 total proceeds was $282,109 to the warrants, $21,899 to the OID and $145,992 to the convertible notes. The fair value of the warrants exceeded the pro-rata allocation of proceeds to the warrants and the convertible notes by $445,032, which the Company recorded as interest expense at the time of issuance.

Based on an estimated 70% discounted conversion price, the Company recorded $192,857 in interest expense and a corresponding increase in the notes payable. The Company has elected to account for the convertible notes at fair market value. The fair market value will be adjusted at each reporting period. The total outstanding balance for each convertible note as of December 31, 2022, was $225,000 (total $450,000) and accrued interest was $16,480. In March 2023, we extended each note’s maturity to July 31, 2023 and increased each note’s borrowing limit to $375,000.

In July 2023, the Company and Convertible Note Holders entered into Warrant Cancellation Agreements, whereby the warrants will be cancelled if and when the business combination with Deep Medicine Acquisition Corp. (See Note 1 – Organization and Nature of Operations and Note 20 – Subsequent Events). If the merger is not closed, the warrants will remain outstanding. Also in July 2023, the convertible notes were modified whereby the maturity date was extended by up to an additional eight months (February 29, 2024), to be in two extensions of four months each. Five days prior to the extension deadline the Company will issue 9,000 shares (total 18,000 shares if the Company elects the two extensions) of the Company’s stock. While the Company did elect the extension, the stock will be issued in shares post business combination with DMAC.

During 2022, we recorded $304,388, in gross OID based on the borrowings on the Convertible Notes. During 2022, we recorded OID amortization of $240,048, in interest expense. There $64,368 remaining OID as of December 31, 2022.

During 2023, we borrowed and additional $185,000 and recorded $32,735 in gross OID. Based on the additional borrowings, the fair value of the warrants exceeded the pro-rata allocation of proceeds to the warrants and the convertible notes by $93,530, which the Company recorded as interest expense at the time of issuance. During 2023, we recorded OID amortization of $97,111 in interest expense. There was zero OID remaining as of December 31, 2023. As of December 31, 2024, the fair value of the convertible notes was remeasured and the balance outstanding was $954,622 and $81,765 was available to be borrowed.

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13.	DIVIDEND NOTES PAYABLE

We file our tax returns as an S Corporation. Historically, all income tax liabilities and benefits of the Company are passed through to the shareholders annually through distributions. No dividends were declared during 2023 or 2022. During 2023, the Company did not make any payments to the shareholders. During 2022, the Company paid the shareholders $1,965,706. In November 2022, each shareholder agreed to defer the accrued dividends payable by entering into 6.00% interest rate dividend notes payable. All outstanding and accrued interest is due and payable when the dividend notes payable mature on December 31, 2025. Interest commenced accruing on January 1, 2023.

In anticipation of the business combination with DMAC and effective December 31, 2023, certain shareholders converted a portion of their notes payable ($3,925,273) and accrued interest ($248,262) into the Company’s common stock. Total shares of common stock issued in connect with the conversion was 717 share based on the fair value of common stock at the time of conversion. See Note 16 – Stockholders’ Deficit.

Dividends declared, distributed, and accrued are as follow as of December 31:

	2023	2022
Distributions payments for tax liabilities	$-	$1,965,706
Dividends payable	$4,023,923	$7,660,784

14.	GROSS SALES ROYALTY PAYABLE

In June 2015, we entered into a Royalty Purchase Agreement (the “Agreement”) with a purchaser (“Purchaser”) for a gross sales royalty. The Purchaser agreed to purchase a sales royalty for the sum of $1,000,000 plus applicable taxes. Upon mutual agreement the Purchaser may purchase one or more additional royalties in an aggregate amount of up to $1,000,000. For the period June 2015 through May 2017, the Company paid a monthly payment of $20,833. Effective June 1, 2017 and all subsequent months, the monthly royalty payment has been equal to the greater of $20,833 plus the amount determined in accordance with the following and of June 1, 2017:

i.	If the trailing twelve-month revenue of the Company is equal to or less than $6,110,000, 3.60% of our monthly revenues, in perpetuity (unless terminated in accordance with the Purchase Agreement);
ii.	If trailing twelve-month revenue of the Company is equal to or greater than $17,200,000, 1.30% of our monthly revenues, in perpetuity (unless terminated in accordance with the Purchase Agreement); or
iii.	If trailing twelve-month revenue of the Company is greater than $6,110,000 but less than $17,200,000, such percentage of monthly revenue determined by dividing $220,060 by the amount of trailing twelve-month revenue and multiplying the result by 100, in perpetuity (unless terminated in accordance with the Purchase Agreement).

The royalty percentage was fixed at 3.6% based on the trailing twelve-month revenue at the time of executing the Agreement (June 15, 2015). On June 1, 2017, the royalty percentage was changed to 2.4% based on the trailing 12-month revenues at that time as outlined in the table above.

The Agreement contains an option for a one-time buy down of the royalty rate. At any time following the date on which the Purchaser has received royalty payments that are, in the aggregate, equal to two times the then applicable Aggregate Installment Amount ($1,000,000), we may purchase and extinguish 75% (but no more nor less) of all amounts owing or to become owing to the Purchaser hereunder. In the event we want to exercise the buy down option, we would pay the Purchaser $750,000 (75% of the $1,000,000 outstanding amount). The adjusted royalty rate going forward would then be 0.6% (75% of the 2.4%).

The Agreement also contains an option for a buyout upon the change of control. If pursuant to a proposed change of control the acquirer under such transaction requires, as a condition to the completion of such transaction, that the Company purchase and extinguish all amounts owing or to become owing to the Purchaser hereunder, the Company will pay the greater of:

i.	An amount equal to two times the aggregate installment amount as at the date of the change of control buyout notice; and
ii.	An amount equal to A multiplied by B multiplied by C, where:

a.	A is equal to the aggregate installment amount as at the date of the change of control divided by $22,500,000;
b.	B is equal to 0.8; and
c.	C is equal to the net equity value of the Company; or in the case of a proposed asset sale, the proposed net purchase price of all or substantially all of the Company’s assets.

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In the event the Company were required to buyout the Agreement as a condition of closing the proposed DMAC acquisition (which currently is not a condition) (See Note 20 – Subsequent Events), the Company would pay Purchaser $2,844,444.

The Agreement has neither a stated maturity nor an interest rate. While the royalty percentage can be reduced via a buydown, as previously explained, the only avenue for terminating the Agreement is a buyout required by an acquirer in a change of control transaction. Absent the change of control, the Agreement will survive in perpetuity at a royalty rate of 2.4% or 0.6% depending on whether or not the royalty rate buydown option has been exercised.

Because the gross sales royalty payable has no stated fixed interest nor maturity, it is considered variable interest perpetual debt. The periodic variable payments to the Purchaser are recorded in interest expense. As of December 31, 2023, and 2022, the amount outstanding was $1,000,000. During 2023 and 2022, we paid $601,064 and $517,191, respectively, in interest expense to the Purchaser.

15.	ACCRUED AND OTHER CURRENT LIABILITIES

Accrued and other current liabilities consisted of the following as of December 31:

	2023	2022
Accrued payroll	$326,515	$278,565
Credit cards	240,989	191,244
Warranty reserve	140,000	140,000
Sales tax payable	43,891	40,545
Other	374,100	100,322
Accrued and other current liabilities	$1,125,495	$750,676

16.	STOCKHOLDEERS’ DEFICIT

In April 2022, we secured the services of two consultants (also the Note Holders as described in Note 12 – Convertible Notes Payable) to assist with services including assisting the Company and its counsel in an initial public offering preparation and listing to NASDAQ or other national exchange, assist the Company and its counsel in preparing a code of conduct and employment agreements, franchise development, and valuation increase through growth among other services.

Once services are performed, the first consultant will be provided a 3% stock grant; while the second consultant will be provided up to 7% of stock based on performance deliverables including: 1.75% on consummation of an initial bridge loan agreement, 1.75% on engaging an investment banker, 1.75% upon filing an S-1 including financial statements and footnotes, and 1.75% upon the closing of an initial public offering. The second consultant will be provided warrants at a 20% discount to the then current price per share, for up to 2% for achieving a $250 million valuation and 3% more for a $500 million valuation, as well as another 2% for opening the first franchise location, and 3% more once 100 franchise locations have been sold.

In March 2023, the Board of Directors authorized the issuance of 821 shares of common stock to the consultants for the services performed related as outlined in the services agreements. The common shares were issued at fair value and $4,493,333 was expensed to consulting services.

In October 2023, the Board of Directors authorized the issuance of 252 shares of common stock to two executives as compensation. The common shares were issued at fair value and $1,379,193 was expensed to salaries, wages and benefits.

In anticipation of the business combination with DMAC and effective December 31, 2023, certain shareholders converted a portion of their notes payable ($3,677,011) and accrued interest ($248,262) into the Company’s common stock. Total shares of common stock issued in connection with the conversion was 717 shares based on the fair value of common stock at the time of conversion. See Note 13 – Dividend Notes Payable.

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17.	INCOME TAXES

The Company is an S Corporation for federal and state income tax purposes with all income tax liabilities and/or benefits of the Company being passed through to the stockholders. As such, no recognition of federal or state income taxes for the Company has been provided for in the accompanying financial statements. Any uncertain tax position taken by the stockholders on their individual returns is not an uncertain position of the Company.

We have adopted the provisions of ASC 740-10-25, which provide recognition criteria and a related measurement model for uncertain tax positions taken or expected to be taken in income tax returns. ASC 740-10-25 requires that a position taken or expected to be taken in a tax return be recognized in the financial statements when it is more likely than not that the position would be sustained upon examination by tax authorities.

Tax positions that meet the more likely than not threshold are then measured using a probability weighted approach recognizing the largest amount of tax benefit that is greater than 50% likely of being realized upon ultimate settlement. The Company had no tax positions relating to open income tax returns that were considered to be uncertain as of December 31, 2022.

18.	COMMITMENTS AND CONTINGENCIES

Operating Leases

As of December 31, 2023, we had two operating leases as follows:

●	In June 2023, we entered into a new five-year lease on a warehouse in North Salt Lake City, Utah. The base monthly lease payment through May 2024 is $10,849, $11,163 through May 2025, $11,486 through May 2026, $11,819 through May 2027, and $12,162 through May 2028. As of December 31, 2023, we had 53 months remaining on the lease.

●	In December 2022, we entered into a new three-year lease on the corporate headquarters in Centerville, Utah. The base monthly lease payment through November 2023 is $20,343, $20,378 through November 2023 and $24,616 through November 2025. As of December 31, 2023, we had 42 months remaining on the lease.

We utilize our incremental borrowing rate in determining the present value of lease payments unless the implicit rate is readily determinable. For 2023 and 2022, we used an estimated incremental borrowing rate of 10.00% and 5.90% respectively, to determine the present value of the lease liability.

Other information related to our operating leases is as follows:

Right of use asset:

As of December 31, 2021	$162,256
Amortization	(165,535)
Addition for corporate headquarter lease	736,156
As of December 31, 2022	732,877
Amortization	(298,209)
Addition for warehouse lease	537,995
As of December 31, 2023	$972,663

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Lease liability:

As of December 31, 2021	$166,291
Payments	(168,110)
Addition for corporate headquarter lease	736,156
As of December 31, 2022	734,337
Payments	(269,849)
Addition for warehouse lease	537,995
Lease liability – December 31, 2023	$1,002,483

The table below reconciles the fixed component of the undiscounted cash flows for each of five years to the lease liabilities recorded on the Balance Sheet as of December 31, 2023:

Year	Minimum Lease Payments
2024	$403,159
2025	406,990
2026	140,163
2027	144,227
2028	60,809
Total	1,155,348
Less interest	(152,864)
Present value of future minimum lease payments	1,002,483
Less current portion	(334,255)
Long term lease liability	$668,228

19.	RELATED PARTY

As described in Note 13 – Dividend Notes Payable, the following were outstanding on the dividend notes payable to our officers and shareholders as of December 31, 2023, and 2022:

	2023	2022
Chief executive officer, Director and Shareholder	$1,639,240	$3,278,479
Chief hardware officer, Director and Shareholder	786,976	1,576,952
Executive vice president, Director and Shareholder	817,457	1,591,952
Interim chief financial officer, Director and Shareholder	198,519	397,038

The Company’s chief executive officer is related to certain lenders of the Company as discussed in Note 10 – Related Party Notes Payable.

20.	SUBSEQUENT EVENTS

We evaluate events and transactions occurring subsequent to the date of the financial statements for matters requiring recognition or disclosure in the financial statements. The accompanying financial statements consider events through April 17, 2024, the date at which the financial statements were available to be issued.

Business Combination

On November 2, 2023 and December 7, 2023, Deep Medicine Acquisition Corp. (“DMAC”) executed loan agreements with certain accredited investors (together, the “Prior Loan Agreements”) pursuant to which such investors agreed to loan DMAC up to an aggregate $11,000,000 in exchange for the issuance of convertible notes and warrants. On February 2, 2024, TruGolf Holdings, Inc. (“TruGolf Holdings”) executed a securities purchase agreement (the “Purchase Agreement”) with each of the investors that executed the Prior Loan Agreements, which replaced, in their entirety, the Prior Loan Agreements, and with additional investors (together, the “PIPE Investors”). Pursuant to the terms and conditions of the Purchase Agreement, the PIPE Investors agreed to purchase from the TruGolf Holdings (i) senior convertible notes in the aggregate principal amount of up to $15,500,000 (the “PIPE Convertible Notes”), (ii) Series A warrants to initially purchase 1,409,091 shares of the Company’s Class A common stock (the “Series A Warrants”); and (iii) Series B warrants to initially purchase 1,550,000 shares of the TruGolf Holdings’ Class A common stock (the “Series B Warrants,” and collectively with the Series A Warrants, the “PIPE Warrants”) (the “PIPE Financing”).

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The Purchase Agreement contemplates funding of the investment (the “Investment”) across multiple tranches. At the first closing (the “Initial Closing”) an aggregate principal amount of $4,650,000 of PIPE Convertible Notes will be issued upon the satisfaction of certain customary closing conditions in exchange for aggregate gross proceeds of $4,185,000, representing an original issue discount of 10%. On such date (the “Initial Closing Date”), TruGolf Holdings will also issue the PIPE Investors the Series A Warrants and the Series B Warrants.

Subject to satisfying the conditions discussed below, TruGolf Holdings, Inc. has the right under the Purchase Agreement, but not the obligation, to require that the PIPE Investors purchase additional Notes at up to two additional closings. Upon notice at any time after the 2nd trading day following the Initial Closing Date, TruGolf Holdings may require that the PIPE Investors purchase an additional aggregate principal amount of $4,650,000 of PIPE Convertible Notes, in exchange for aggregate gross proceeds of $4,185,000, if (i) the Registration Statement (as described below) has been filed; and (ii) certain customary closing conditions are satisfied (the “First Mandatory Additional Closing”). Upon notice at any time after the 2nd trading day following the date that the First Mandatory Additional Closing is consummated, TruGolf Holdings may require that the PIPE Investors purchase an additional aggregate principal amount of $6,200,000 of PIPE Convertible Notes, in exchange for aggregate gross proceeds of $5,580,000, if (i) the shareholder approval is obtained (as described below); (ii) the Registration Statement has been declared effective by the SEC; and (iii) certain customary closing conditions are satisfied (the “Second Mandatory Additional Closing”).

In addition, pursuant to the Purchase Agreement, each PIPE Investor has the right, but not the obligation, to require that, upon notice, TruGolf Holdings sell to such PIPE Investor at one or more additional closings such PIPE Investor’s pro rata share of up to a maximum aggregate principal amount of $10,850,000 in additional PIPE Convertible Notes (each such additional closing, an “Additional Optional Closing”); provided that, the principal amount of the additional PIPE Convertible Notes issued at each Additional Optional Closing must equal at least $250,000. If a PIPE Investor has not elected to effect an Additional Optional Closing on or prior to August 2, 2024, such PIPE Investor shall have no further right to effect an Additional Optional Closing under the Purchase Agreement.

On January 31, 2024, the Company issued a press release announcing that on January 31, 2024, it consummated the business combination (the “Closing”) contemplated by the previously announced Amended and Restated Agreement and Plan of Merger, dated as of July 21, 2023 (as amended, the “Merger Agreement”), by and among the Company, DMAC Merger Sub Inc., a Nevada corporation and a wholly-owned subsidiary of the Company (“Merger Sub”), Bright Vision Sponsor LLC, a Delaware limited liability company, in the capacity as the Purchaser Representative thereunder, Christopher Jones, in the capacity as the Seller Representative thereunder, and TruGolf, Inc., a Nevada corporation (“TruGolf”). As a result of the Closing and the transactions contemplated by the Merger Agreement, (i) Merger Sub merged with and into TruGolf (the “Merger”), with TruGolf surviving the Merger as a wholly-owned subsidiary of the Company, and (ii) the Company’s name was changed from Deep Medicine Acquisition Corp. to TruGolf Holdings, Inc. The Company’s Class A common stock commenced trading on the Nasdaq Global Market LLC under the ticker symbol “TRUG” on February 1, 2024.

Ethos Management INC

The Ethos Asset Management Loan Agreement (“Loan Agreement”) stipulates that fundings should happen approximately every 30 banking days, subject to Ethos completing periodic internal audits to ensure the Company was in compliance with the terms of loan agreement. Ethos Management informed the Company in August 2023, that unrelated to TruGolf, Ethos Management is currently undergoing a routine audit of its loan portfolio, and pending the close of the audit, borrowers may experience delays in drawing on funds when requested. Due to the lack of additional fundings and in accordance with the terms of the Loan Agreement, in February 2024, we sent Ethos a notice of termination for materially breaching the Loan Agreement. Based on the termination for default clause in the Loan Agreement, we are entitled to retain all the funds disbursed by Ethos and Ethos must release the deposit collateral.

Convertible Notes

The convertible notes matured on February 20, 2024. On April 9, 2024, one of the note holders, sent a demand letter requesting payment, as the note was in default status for nonpayment. Total principal and accrued interest outstanding as of February 29, 2024 was $668,235 and $83,599, respectively. The Company is working with each note holder to determine the amount due each of them. In the event of default, the note holder may declare all or any portion of the unpaid principal and interest immediately due, charge a late charge equal to 10% percent of any unpaid principal and interest, and charge 18% in interest. The note holder may elect to take shares of the Company’s stock in lieu of a cash payment.

Franchise Agreement

In February 2024, we entered into an agreement with Franchise Well, LLC, a franchising consultancy firm, to accelerate our global expansion through a regional developer franchise model. This relationship is pivotal for TruGolf as the power of franchising will amplify our global presence and cater to the growing demand for off-course golf experiences.

Marketable Investment Securities

In March 2024, we sold our marketable security investments and paid off the margin line of credit account.

mlSpatial Definitive Agreement

In March 2024, we entered into a definitive agreement with mlSpatial, a leading AI and machine learning engineering company, to license the AI engine they co-developed to increase 9-axis spin accuracy for TruGolf’s acclaimed new APOGEE launch monitor. The agreement gives TruGolf the first right of refusal to purchase 100% of mlSpatial assets.

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